EXHIBIT 21.1
List of Subsidiaries of Pebblebrook Hotel Trust

State of Incorporation or
Name		Organization
1.	Pebblebrook Hotel, L.P.	Delaware
2.	Pebblebrook Hotel Lessee, Inc.	Delaware
3.	DC Hotel Trust	Maryland
4.	Tarheel Owner LLC	Delaware
5.	Tarheel Lessee LLC	Delaware
6.	Tarheel Borrower LLC	Delaware
6.	Huskies Owner LLC	Delaware
7.	Huskies Lessee LLC	Delaware
8.	Orangemen Owner LLC	Delaware
9.	Orangemen Lessee LLC	Delaware
10.	Gator Owner LLC	Delaware
11.	Gator Lessee LLC	Delaware
12.	Jayhawk Owner LLC	Delaware
13.	Jayhawk Lessee LLC	Delaware
14.	Blue Devils Owner LLC	Delaware
15.	Blue Devils Lessee LLC	Delaware
16.	Wildcats Owner LLC	Delaware
17.	Wildcats Lessee LLC	Delaware
18.	Terrapins Owner LLC	Delaware
19.	Skamania Lodge Furnishings LLC	Delaware
20.	Terrapins Lessee LLC	Delaware
21.	Spartans Owner LLC	Delaware
22.	Spartans Lessee LLC	Delaware
23.	South 17th Street OwnerCo Mezzanine, L.P.	Delaware
24.	South 17th Street OwnerCo, L.P.	Delaware
25.	South 17th Street LeaseCo LLC	Delaware
26.	South 17th Street LeaseCo Mezzanine LLC	Delaware